Exhibit 10.1

STRATEGIC DIVESTITURE & SETTLEMENT AGREEMENT

EFFECTIVE DATE: April 25, 2026
PARTIES: 1. **HESTIA INSIGHT INC.**, a Nevada corporation ("Parent" or the "Company").
2. **EDWARD LEE**, an individual and Chairman/President of the Company ("Executive").

RECITALS

WHEREAS, Executive has provided **six (6) years of dedicated service** to Parent as Chairman and President (2020–2026) without receiving cash salary, health insurance, or standard executive benefits;
WHEREAS, Parent recognizes an outstanding compensation liability and accrued debt of **$500,000** (the "Debt") owed to Executive for said services;
WHEREAS, Parent owns 100% of the membership interest in **Hestia Investments Inc.**(the "Subsidiary");
WHEREAS, Parent and Executive desire to settle the Debt through the transfer of the Subsidiary to Executive, thereby streamlining Parent's balance sheet and reducing its consolidated operational burn rate in preparation for upcoming merger activities.

SECTION 1: THE EXCHANGE & VALUATION

1.1 Transfer of Interest: Parent hereby assigns, transfers, and conveys 100% of its equity and membership interest in the Subsidiary to Executive.
1.2 Satisfaction of Debt: In full consideration for the transfer of the Subsidiary, Executive hereby cancels, waives, and releases Parent from the **$500,000** Debt.
1.3 Mutual Acknowledgment of Value: Both parties agree that the fair market value of the Subsidiary is approximately **$500,000.** This valuation is based on an assessment of the Subsidiary's assets and the immediate relief of Parent's obligation to fund the Subsidiary's ongoing operational deficits.

SECTION 2: SHAREHOLDER EARNINGS PARTICIPATION

2.1 Participation Right: As additional consideration for the benefit of Parent's minority stockholders, the Subsidiary shall pay to Parent an amount equal to **20% of its annual Net Earnings.**
2.2 Duration: This participation obligation shall remain in effect for a period of **two (2) years** following the Closing Date.
2.3 Record Date: All payments received by Parent under this Section shall be distributed pro-rata to Parent's stockholders of record as of **April 30, 2026.**

SECTION 3: TAX TREATMENT & DEFERRED REALIZATION

3.1 Tax-Neutral Intent: The parties intend for this transaction to be treated as a "value-for-value" exchange of a debt instrument for property of equal value.
3.2 Non-Recognition of Immediate Gain: The parties acknowledge that Executive's gain, if any, shall be realized only upon a future "Liquidity Event" or the sale of the Subsidiary's assets to a third party, and **not** upon the initial execution of this transfer.

EL